                                                                     EXHIBIT 1.1

                                                                   draft 5/13/99
                                                                   -------------



                        8,000,000 Shares of Common Stock


                               theglobe.com, inc.

                                    FORM OF

                             UNDERWRITING AGREEMENT
                             ----------------------

     May [___], 1999


BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
VOLPE BROWN WHELAN & COMPANY, LLC
WIT CAPITAL CORPORATION
 as Representatives of the
 several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

     theglobe.com, inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), Todd V. Krizelman and Stephan J. Paternot (collectively, the "Principal Selling Stockholders") and those certain selling stockholders set forth on Schedule II attached hereto (the "Other Selling
                          -----------
Stockholders," and collectively, with the Principal Selling Stockholders, the "Selling Stockholders"), propose, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto
                                                               ----------
(the "Underwriters") an aggregate of 8,000,000 shares (the "Firm Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,200,000 shares (the "Additional Shares") of Common Stock. Of the Firm Shares, 4,000,000 are being offered by the Company and 4,000,000 are being offered by the Selling Stockholders. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein
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collectively as the "Shares." The Shares are more fully described in the
Registration Statement referred to below. The issuance by the Company and the sale to the Underwriters of the Firm Shares and the Additional Shares is hereinafter referred to as the "Underwritten Offering."

     1.  Representations and Warranties of the Company and the Principal Selling
         -----------------------------------------------------------------------
Stockholders.  The Company and the Principal Selling Stockholders represent and
------------
warrant to, and agree with, the Underwriters that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-76153), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

     (b) At the time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and an Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When the preliminary prospectus dated May 3, 1999 was filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and

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the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The Prospectus and any preliminary prospectus delivered to the Underwriters for use in connection with the Offerings was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. ("Bear Stearns") as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

     (c) KPMG Peat Marwick, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

     (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no change in the capital stock of the Company or the long-term indebtedness of the Company, and there has been no material adverse change in the business, prospects, properties, operations, condition (financial or other), stockholders' equity or results of operations of the Company or its subsidiaries taken as a whole (the effect of each such change or development being referred to herein as a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations incurred in the ordinary course of business or which are discussed in the Registration Statement and the Prospectus.

     (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

     (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both,

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would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of (A) any agreement, instrument, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party, or to which any of their properties or assets are subject (collectively, "Company Contracts"), which would have a Material Adverse Effect or (B) any governmental franchise, license, permit heretofore issued to the Company or any of its subsidiaries, which would have a Material Adverse Effect, or (ii) violate or conflict with any provision of the Fourth Amended and Restated Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been obtained or may be required under state securities, Blue Sky laws, with the National Association of Securities Dealers, Inc. (the "NASD") or under the laws of any non-United States jurisdiction, in connection with the purchase and distribution of the Shares by the Underwriters.

     (g) All of the outstanding shares of the capital stock of the Company and its subsidiaries (including the Shares to be sold by the Selling Stockholders hereunder) are duly and validly authorized and issued, fully paid and non-assessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable, and will not have been issued in violation of or be subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company and its subsidiaries. The Company had, at [________], 1999, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

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     (h)  Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. There are no contracts or other documents applicable to the Company or any of its subsidiaries that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated, threatened against or otherwise affecting the Company or any of its subsidiaries which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

     (j) Neither the Company nor any of its subsidiaries has taken, nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

     (k) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.

     (l) Except as described in the Prospectus, no holder of securities of the Company or any of its subsidiaries has any rights to the registration of such securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

     (m) Neither the Company nor any of its subsidiaries is, or upon consummation of the transactions contemplated hereby will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

     (n) Except as described in the Prospectus, the Company and its subsidiaries own or possesses or reasonably believes it can acquire on reasonable terms, patents, licenses (but excluding any required regulatory licenses or approvals), inventions (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), copyrights, trademarks, service marks, trade names or other intellectual property, registrations and applications to register any of the foregoing, or that they can contract on reasonable terms with third parties who can acquire such intellectual property which is material to the business now operated, or proposed to be operated, by the Company and its subsidiaries, taken as a whole (collectively, "Intellectual Property") and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect.

     (o) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers (to the extent that such customers or suppliers are affiliates of the Company) of the Company or any of its subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

     (p) The Company and its subsidiaries are in compliance with all environmental, safety or similar laws or regulations applicable to them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants, except those which,

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individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

          (q) Neither the Company nor any of its subsidiaries is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any Company Contract, where such violation, breach or default would have a Material Adverse Effect, and each Company Contract is in full force and effect, and is the legal, valid and binding obligation of the Company or such subsidiary, as the case may be, and (subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforceability of creditors' rights generally and (ii) general principles of equity, including without limitation, standards of materiality, good faith, fair dealing and reasonableness and limits on the availability of equitable remedies) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms.

          (r) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) the access to the respective assets of the Company and each such subsidiary is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely, individually or in the aggregate, to have or may reasonably be expected to have a Material Adverse Effect.

          (t) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (u) The Company has and its consolidated subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions therefor (except in any case in which the failure to so file would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) and the Company and its consolidated subsidiaries have paid all material taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

          (v) Each of the Company and its subsidiaries maintain general liability insurance with respect to physical damage to its assets, against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each such subsidiary is engaged. Neither the Company nor any of its subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue in its business.

          (w) Except as described in the Registration Statement and as shall be described in the Prospectus, the Company and each of its subsidiaries has (i) good and marketable title to all real and personal properties owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by it, in either case (i) or (ii) above, subject to such exceptions as, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. No real property owned, leased, licensed or used by the Company or any of its subsidiaries lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of such real property in the business of the Company or any of its subsidiaries as presently conducted or as the Prospectus indicates are contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

          (x) Except as disclosed in the Registration Statement or the Prospectus, there are no issues related to the Company's or any of its subsidiaries' preparedness for the Year 2000 that might reasonably be expected to result in any Material Adverse Effect. All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component of those products of the Company and each of its subsidiaries comply in all material respects with Year 2000 Qualification Requirements. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component of those systems and all computer-related products and each Constituent Component of those products of the Company and each of its subsidiaries (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designated to ensure date and time entry recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover, and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration. The Company and each of its subsidiaries has inquired of material vendors as to their preparedness for the Year 2000 and to its knowledge, except as disclosed in the Registration Statement or the Prospectus, there are no issues relating to such vendors' Year 2000 preparedness that might reasonably be expected to result in any Material Adverse Effect.

     2.  Representations and Warranties of the Selling Stockholders.  Each of
         -----------------------------------------------------------
the Selling Stockholders, with respect to itself, represents, warrants and covenants to, and agrees with, each Underwriter and the Company as follows:

     (a) This Agreement has been duly authorized (to the extent due authorization is a relevant concept to such Selling Stockholder), executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (b) Each of the (1) Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (2) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized (to the extent due authorization is a relevant concept to such Selling Stockholder), executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Each Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian is subject to the interests of the Custodian, that the arrangements made for such custody are irrevocable to the extent set forth in the Custody Agreement, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof and to the extent permitted by law.

     (c) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder and has, and on the Closing Date and an Additional Closing Date, if any, will have, good and valid title to all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and, where applicable, under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder, and upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever, assuming that you are bona fide purchasers.

     (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may be required under the Act, state securities laws, Blue Sky laws, the rules of the NASD, the laws of any non-United States jurisdiction or except as have been obtained or may be required, and where applicable, will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or Bylaws of such Selling Stockholder, if applicable, or any agreement, indenture or other instrument to which such Selling Stockholder is a party of by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

     (e) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus.

     (f) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the aggregate in the Registration Statement and the Prospectus.

     (g) All information furnished by or on behalf of such Selling Stockholder in its capacity as a Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date and an Additional Closing Date, if any, will be, true, correct, and complete in all material respects, and does not, and on the Closing Date and an Additional Closing Date, if any, will not, contain any untrue statement of a material fact or omit to state any material fact, in either case relating to such Selling Stockholder, necessary to make such information not misleading.

     (h) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale or resale of the Shares.

     (i) Neither the Selling Stockholder nor any of the Selling Stockholder's affiliates directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or had any other association with (within the meaning of Article I of the Bylaws of the NASD), any member firm of the NASD.

     (j) At any time during the period described in Section 5(a) hereof, if there is any change in the information referred to in Section 2(f) above, such Selling Stockholder will immediately notify you of such change.

     (k) Such Selling Stockholder, where applicable, has been duly organized and is a validly existing as a corporation or organization under its jurisdiction of incorporation or organization, as the case may be.

     (l) Any certificate, including, without limitation, any custody agreement, power of attorney, irrevocable election to sell, questionnaire and certificate of Selling Stockholder (collectively, the "Selling Stockholder Documents") signed by or on behalf of such Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

     3.  Purchase, Sale and Delivery of the Shares.
         ------------------------------------------

                (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, an aggregate of 4,000,000 Firm Shares and (ii) the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Selling Stockholders, an aggregate of 4,000,000 Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder's name on Schedule II
                                                                     -----------
hereto. On the basis of the representations, warranties, covenants and agreements herein contained, the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price per share of $[____], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto, plus any additional
                                        ----------
number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                (b) Payment of the purchase price for, and delivery of the Firm Shares shall be made at the office of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York City time, on the third Business Day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth Business Day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or such other time not later than ten Business Days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. Payment shall be made to the Company and the Selling Stockholders, (or the Custodian named in the Custody Agreement on behalf of the Selling Stockholders), by wire transfer of immediately available funds, against delivery to you for the respective accounts of the Underwriters of the Firm Shares to be purchased by them. Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholders' obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date. If you so elect, delivery of the Firm Shares purchased from the Company may be made by credit through full fast transfer to the account(s) at The Depository Trust Company designated by you.

     (c) In addition, the Company and Dancing Bear Investments, Inc. ("Dancing Bear") hereby grant to the Underwriters the option to purchase up to 1,200,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters; provided, however, that if the
                                             --------  -------
underwriters elect to exercise such option, Dancing Bear shall determine how many additional shares it desires to sell (which may be zero) and it shall only be obligated to sell the number of shares it so desires to sell and the Company shall be responsible for selling the remaining shares necessary to satisfy such option exercise. This option may be exercised at any time, in whole or in part and from time to time, on or before the thirtieth day following the date of the Prospectus, by written notice by you to Dancing Bear and the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as an "Additional Closing Date"); provided,
                                                                     --------
further, however, that an Additional Closing Date shall not be earlier than the
-------  -------
Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to an Additional Closing Date. If you so elect, delivery of the Shares purchased from the Company may be made by credit through full fast transfer to the account(s) at The Depository Trust Company designated by you.

     The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in
               ----------
Section 10 hereof) bears to 8,000,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

     Payment for the Additional Shares shall be made by wire transfer in immediately available funds upon delivery of the Additional Shares to you for the respective accounts of the Underwriters.

     4.  Offering.  Upon the Company's authorization of the release of the
         --------
Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

     5.  Covenants of the Company; Covenants of the Selling Stockholders.
         ---------------------------------------------------------------

     (a) The Company covenants and agrees with the Underwriters that:

     (i) If the Registration Statement has not yet been declared effective, the Company will use its reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

     The Company will notify you as promptly as possible (and, if requested by you, will confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (E) of the receipt of any comments from the Commission, and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing in a timely fashion based on the circumstances after being timely furnished in advance a copy thereof.

     (ii) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

     (iii) The Company will promptly deliver to you two conformed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of the preliminary prospectus dated on May 3, 1999, any amendment thereof, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

     (iv) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions (domestic or foreign) as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

     (v) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

     (vi) The Company shall cause to be prepared and delivered, at its expense, within one (1) Business Day from the effective date of this Agreement, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to Bear Stearns, that may be transmitted electronically by Bear Stearns and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act; (B) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to Bear Stearns, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

     (vii) During the period of 90 days from the date of the Prospectus, the Company will not, without your prior written consent, directly or indirectly, issue, sell, offer or agree to sell, except pursuant to any stock option or incentive plan described in the Prospectus or the sale of Shares hereunder, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock). The foregoing sentence shall not apply to shares of Common Stock issued in connection with any merger, recapitalization consolidation or acquisition of stock or assets by the Company or its subsidiaries, provided that the Company obtains the undertaking in the foregoing sentence from the holders of such shares in connection with a consummated transaction. The Company will obtain the undertaking of each of its officers and directors as have been heretofore designated by you and listed on
Schedule III attached hereto, which undertaking shall be substantially in the
------------
form set forth in Exhibit A attached hereto.  The Company agrees not to waive
                  ---------
any undertaking obtained pursuant to this paragraph without the prior written consent of Bear Stearns on behalf of the Underwriters.

     (viii) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

     (ix) The Company will use its best efforts to cause the Shares to be approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq").



     (b) Each Selling Stockholder covenants and agrees with the Underwriters that:

     (i) Other than the Shares sold pursuant to this Agreement, such Selling Stockholder will not, during the period of 90 days from the date of the Prospectus, without your prior written consent, directly or indirectly, issue, sell, offer or agree to sell, except pursuant to any stock option or incentive plan described in the Prospectus or the sale of Shares hereunder, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) of the Company or of any of its subsidiaries. The foregoing sentence shall not apply to (A) the issuance of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement; (B) the pledge by the undersigned of shares of Common Stock to a financial institution in connection with a bona fide financing transaction; (C) transfers of shares of Common Stock to immediate family members or trusts for the benefit of such family members, provided such transferee enters into a similar lock-up agreement, (D) the transfer of all or part of any warrants held by Dancing Bear on the date hereof to any employee of Dancing Bear, provided that any such employee shall have executed a similar lock-up agreement or (E) the transfer by Dancing Bear of shares of Common Stock to entities under common control with Dancing Bear, provided that each such transferee shall have executed a similar lock-up agreement. Furthermore, such Selling Stockholder has agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such Selling Stockholder except in compliance with the foregoing restrictions.

     (ii) Such Selling Stockholder will not take, prior to the termination of the underwriting arrangement contemplated by this Agreement, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

     (iii) Such Selling Stockholder will deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

     (iv) Such Selling Stockholder will pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Stockholder.

     6.  Payment of Expenses.  Whether or not the transactions contemplated in
         -------------------
this Agreement are consummated, or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on Nasdaq, (v) filing fees of the Commission and the NASD; (vi) the cost of printing certificates representing the Shares, and (vii) the cost and charges of any transfer agent or registrar, (viii) the fees and expenses of counsel to the Selling Stockholders (to the extent the Company has agreed to pay) and (ix) all other costs and expenses incident to the performance of the Company's and the Selling Stockholders' (to the extent the Company has agreed to pay) obligations hereunder (including costs incurred in closing the purchase of the Additional Shares, if any) that are not otherwise specifically provided for in this Section 6.

     7.  Conditions of Underwriters' Obligations.  The obligations of the
         ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and all Additional Closing Dates, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Morrison & Foerster LLP ("Underwriters' Counsel") pursuant to this Section 7 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

     (b) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Stockholders.

     (c) At the Closing Date you shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

        (i) Each of the Company and its subsidiaries is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, based upon certificates of public officials of such state, with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus.

        (ii) Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified which will not in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (iii) The Company has an authorized capital stock as set forth in the Prospectus under the caption "Capitalization," and all of the issued shares of capital stock of the Company (including the Shares being delivered to the Underwriters on the date hereof) have been duly authorized, validly issued and are fully paid and non-assessable (assuming that they are paid for in accordance with the terms of this Agreement) and will not be issued in violation of or subject to any preemptive rights under the Fourth Amended and Restated Certificate of Incorporation of the Company; and the Common Stock, including the Firm Shares and the Additional Shares, conform as to legal matters to the descriptions thereof contained in the Prospectus.

        (iv) The Common Stock and the Shares are duly authorized for listing on Nasdaq.

        (v) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

        (vi) The Company has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement and has duly executed and delivered this Agreement.

        (vii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator against the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

        (viii) The execution and delivery by the Company of and the performance by the Company of its obligations under this Agreement (A) do not require under the federal laws of the United States of America, the laws of the State of New York or the General Corporation law of the State of Delaware any filing or registration by the Company or any of its subsidiaries with, or approval or consent to the Company or any of its subsidiaries of, any governmental agency or authority of the United States of America or the States of New York or Delaware, except those that have been made or obtained, or the failure of which to make or obtain would not have a material adverse effect on the Company or any of its subsidiaries, taken as a whole, (B) do not contravene any provision of the Fourth Amended and Restated Certificate of Incorporation or the By-Laws of the Company, and
     (C) do not violate (1) any present law, or present regulation of any governmental agency or authority, of the States of New York or Delaware or the United States of America known by such counsel to be applicable to the Company or any of its subsidiaries or its property or (2) any agreement or any court decree or order binding upon the Company or any of its subsidiaries or its property (such opinion being limited (x) to those agreements, decrees or orders, if any, that have been listed in an officer's certificate and (y) in that such counsel need express no opinion with respect to any violation not readily ascertainable from the face of any such agreement or court decree or order, or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement or court order or decree not so listed, or arising under or based upon any covenant of a financial or numerical nature or requiring computation); which violation would have a material adverse effect on the Company or any of its subsidiaries, taken as a whole.

        (ix) The Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements, notes or schedules included or omitted in the Registration Statement or the Prospectus or other financial or accounting data included in or omitted from the Registration Statement or Prospectus, as to which we express no opinion) appeared on their face to be responsive as to form in all material respects with the applicable requirements of the Act.

        (x) The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

        In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus such counsel participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company. Such counsel shall state that between the date of the Registration Statement and the time of delivery of their opinion, they participated in additional conferences with certain officers and representatives of the Company at which the contents of the Registration Statement and the Prospectus were discussed to a limited extent. Such counsel may state that given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Such counsel shall state that subject to the foregoing and on the basis of the information they gained in the course of the performance of the services referred to above, including information obtained from offices and representatives of the Company, no facts have come to their attention that cause them to believe that the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a materials fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, such counsel shall state that, subject to the foregoing, no facts have come to their attention in the course of the proceedings described in the second sentence of this paragraph that cause them to believe that the Prospectus, as of the date and time of delivery of their opinion letter, contains any untrue statement of a material fact or omits to state any material necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, however, such counsel shall not be required to express any view or belief with respect to (x) financial statements, notes or schedules included or omitted in the Registration Statement or the Prospectus or (y) other financial or accounting data included in the Registration Statement or the Prospectus.

        In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (y) as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                (d) At the Closing Date you shall have received the opinion of Cooley Godward LLP, special intellectual property counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters' counsel.

                (e) At the Closing Date you shall have received the opinion of each counsel for the Selling Stockholders, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                      (i) Each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement.

                      (ii) Each Selling Stockholder has good and clear title to the certificates for the Shares to be sold by such Selling Stockholder, and upon delivery thereof pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                      (iii) This Agreement has been duly and validly authorized, executed and delivered by each Selling Stockholder and is a valid and binding agreement of each Selling Stockholder.

                      (iv) The power of attorney signed by each Selling Stockholder appointing Michael S. Egan, Todd V. Krizelman and Stephan J. Paternot as such Selling Stockholder's attorney-in-fact, to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement, has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is the valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and pursuant to such power of attorney, each Selling Stockholder has authorized such attorney-in-fact, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                      (v) Where applicable, each Selling Stockholder has been duly organized and is validly existing as a corporation or organization under its jurisdiction of incorporation or organization, as the case may be.

                      (vi) The execution, delivery and performance of this Agreement by the Selling Stockholders, compliance by the Selling Stockholders with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws or except as such may have been obtained) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of each of the Selling Stockholders, if applicable, or any material agreement, indenture or other instrument to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders or property of any of the Selling Stockholders is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to any of the Selling Stockholders or property of any of the Selling Stockholders.

        In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (y) as to matters of fact, to the extent they deem proper and is applicable, on certificates of officers of the Selling Stockholders and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Selling Stockholders, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                (f) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Firm Shares, and as of the Additional Closing Date with respect to the Additional Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                (g) At the Closing Date you shall have received a certificate of either Co-Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate in all material respects,
(iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Prospectus.

                (h) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from KPMG Peat Marwick, LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you.

                (i) Prior to the Closing Date the Company and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

                (j) You shall have received from each person who is a director or officer of the Company as have been heretofore designated by you and listed on Schedule III hereto an agreement, in the form set forth in Exhibit A
   --------                                                   ---------
attached hereto. The Company agrees not to waive any undertaking obtained pursuant to this paragraph without the prior written consent of Bear Stearns, which consent shall be on behalf of the Underwriters.

                (k) At the Closing Date, the Shares shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

                (l) Prior to the Closing Date, and with respect to the Additional Shares, prior to an Additional Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, an Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.


     8.  Indemnification.
         ----------------

                (a) The Company, on the one hand, and the Principal Selling Stockholders, jointly and severally, on the other hand agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or the preliminary prospectus dated May 3, 1999 or any amendment thereof or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however,
                                                         --------  -------
that the Company and the Principal Selling Stockholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein, provided, further, however, that with respect to
                           --------  -------  -------
any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage liability or expense, provided, further, however, that each Principal
                             --------  -------  -------
Selling Stockholder shall be liable hereunder in any case only to the extent of the total net proceeds from the Underwriters for the Shares sold by such Principal Selling Stockholder.

     (b) The Other Selling Stockholders severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which it may become subject as a result of or based upon any breach of any warranty or covenant of such Selling Stockholder contained in Sections 2(c), 2(d) and 2(g) herein; provided, however, that with regard to liability under
                      --------  -------
this Section, such Selling Stockholder shall not be liable to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein; and provided, further, however, that
                                            --------  -------  -------
each Other Selling Stockholder shall be liable hereunder in any case only to the extent of the total net proceeds from the Underwriters for the Shares sold by such Other Selling Stockholder. This indemnity agreement will be in addition to any liability which each Other Selling Stockholder may otherwise have, including under this Agreement.

                (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, the Selling Stockholders and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any
                               --------  -------
Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the [last] paragraph of the cover page of the Prospectus, and in the [fifth] paragraph, the [sixth] paragraph, the [seventh] paragraph and the [eighth] paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, and which counsel, in the event that the indemnifying party is Bear Stearns, shall be approved by Bear Stearns, whose approval shall not be unreasonably withheld. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.


     9.  Contribution.
         ------------

                [(a) In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof, if otherwise applicable in accordance with its terms, is for any reason (i) held to be unavailable from any indemnifying party or (ii) is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Selling Stockholders any contribution received by the Company or the Selling Stockholders from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Principal Selling Stockholders, collectively, each Other Selling Stockholder and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Selling Stockholders, collectively, each Other Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Principal Selling Stockholders, on the one hand, and each Other Selling Stockholder, on the other hand, and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Principal Selling Stockholders, collectively, each Other Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Principal Selling Stockholders, collectively, each Other Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Principal Selling Stockholders, and each Other Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that
                                                    --------  -------
such consent was not unreasonably withheld. The liability of each Selling Stockholder under this Section 9 shall be limited to an amount equal to the total net proceeds from the Underwriters for the Shares sold by each such Selling Stockholder to the Underwriters. Each Selling Stockholder who is not an officer or director of the Company hereby designates CT Corporation, whose address is 1633 Broadway, New York, New York, as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to Section 8 hereof or this
Section 9, and each such Selling Stockholder shall accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue together with any right to trial by jury. A copy of any such process shall be sent or given to such Selling Stockholders at the address for notices specified in the Selling Shareholder Documents.]

                (b) The obligations of the Company under Sections 8 and 9 herein shall be in addition to any liability which the Company may otherwise have.

     10.  Default by an Underwriter.
          -------------------------

                (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm
                          ----------
Shares set forth opposite the names of the non-defaulting Underwriters.

                (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five (5) calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company, the Selling Stockholders (except in each case as provided in Sections 6, 8(a) and 9 hereof) or the Underwriters with respect thereto, but nothing in this

Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

                (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, either you on the one hand or the Company and the Selling Stockholders on the other hand shall have the right to postpone the Closing Date or an Additional Closing Date, as the case may be for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of the Company's counsel and the Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

     11.  Survival of Representations and Agreements.  All representations and
          ------------------------------------------
warranties, covenants and agreements of the Underwriters and the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of any of the Selling Stockholders, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and Section 2 hereof and the agreements contained in Sections 6, 8, 9 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

     12.  Effective Date of Agreement; Termination.
          ----------------------------------------

                (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the price of the Underwritten Offering or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifteenth full Business Day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 12 and of Sections 1, 2 6, 8 and 9 hereof shall at all times be in full force and effect.

                (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to an Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York Stock Exchange or Nasdaq shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by the New York Stock Exchange or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                (c) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing.

                (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 12(a) hereof or (ii) Section 10(b) or 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     13.  Notices.  All communications hereunder, except as may be otherwise
          -------
specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Fax (212) 272-3092, Attention: Corporate Finance Department, with a copy to Allen L. Weingarten, Esq. c/o Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104; if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to theglobe.com, inc., 31 West 21st Street, 4th Floor, New York, New York 10010, Fax (212) 367-8588,
Attention: Todd Krizelman and Stephan Paternot, with a copy to Stuart H. Gelfond, Esq. c/o Fried Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004; and if sent to the Selling Stockholders, shall be mailed, delivered, or faxed and confirmed in writing, with respect to each Selling Stockholder, the address specified in the Selling Stockholder Documents.

     14.  Parties.  This Agreement shall insure solely to the benefit of, and
          -------
shall be binding upon, the Underwriters, each Selling Stockholder and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 8 and Section 9, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     15.  Failure of One or More of the Selling Stockholders to Sell and Deliver
          ----------------------------------------------------------------------
Common Shares.  If one or more of the Selling Stockholders shall fail to sell
-------------
and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, the Company hereby agrees, at the option of the Underwriters, to sell and deliver to the Underwriters any or all of the Shares (the "Company Reallocation") not sold and delivered by such Selling Stockholders and each Selling Stockholder agrees, at the option of the Underwriters, to sell and deliver to the Underwriters any or all of the Shares (the "Selling Stockholder Reallocation") not sold and delivered by such Selling Stockholders, to the extent that such Selling Stockholder has elected to sell shares of Common Stock pursuant to the Selling Stockholder Documents in excess of the amount such Selling Stockholder has agreed to sell thereunder. The Underwriters shall determine the allocation of Shares sold with in connection with the Company Reallocation and the Selling Stockholder Reallocation. Furthermore, if one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters in the aggregate more than Four Hundred Thousand (400,000) of the Shares then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 6, 8 and 12(d) hereof, the Company or the Selling Stockholders. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     16.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

     17.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be an original and all of which together shall constitute one and the same instrument.

     18.  Headings.  The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing correctly sets forth the understanding between you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


Accepted as of the date first above written.



Very truly yours,



THEGLOBE.COM, INC.


By:  ______________________
Title:  Co-Chief Executive Officer



SELLING STOCKHOLDERS LISTED ON SCHEDULE II


By:______________________
   Attorney-in-Fact for the Selling
   Stockholders listed on Schedule II hereto



BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
VOLPE, BROWN, WHELAN & COMPANY, LLC
WIT CAPITAL CORPORATION
  on behalf of themselves and the other
  Underwriters named in Schedule I hereto.


Bear, Stearns & Co. Inc.


By:  ______________________
Title: